UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2018

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Fifth Avenue, New York, New York		10020
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry in to a Material Definitive Agreement.

On November 28, 2018, Loral Space & Communications Inc. (“Loral” or the "Company"), along with Telesat Canada ("Telesat"), the Public Sector Pension Investment Board ("PSP") and 4440480 Canada Inc., an indirect wholly-owned subsidiary of the Company (the "Special Purchaser"), entered into stock option grant agreements (the “Stock Option Grant Agreements”) and a restricted stock unit grant agreement with respect to shares in Telesat (the “RSU Grant Agreement,” and, together with the Stock Option Grant Agreements, the "Grant Agreements") with Daniel Goldberg (the "Participant").  The Participant is the Chief Executive Officer of Telesat, which is owned principally by the Company together with its Canadian partner, PSP.  The Grant Agreements were approved by the Telesat Board of Directors in October 2018 in connection with an ordinary course stock option grant to the Participant and in connection with amendment of certain of the Participant’s compensation arrangements with Telesat.

The Stock Option Grant Agreements document grants to the Participant of Telesat stock options (including tandem SAR rights) and provide for certain rights, obligations and restrictions related to such stock options, which include, among other things:  (w) the possible obligation of the Special Purchaser to purchase the shares in the place of Telesat should Telesat be prohibited by applicable law or under the terms of any credit agreement applicable to Telesat from purchasing such shares, or otherwise default on such purchase obligation, pursuant to the terms of the Grant Agreements; (x) the obligation of the Special Purchaser to purchase shares upon exercise by Telesat of its call right under Telesat's Management Stock Incentive Plan in the event of the termination of the Participant's employment; (y) the right of the Participant to require the Special Purchaser or Loral to purchase a portion of the shares in Telesat owned by him in the event of exercise after termination of employment to cover taxes that are greater than the minimum withholding amount; and (z) the right of the Participant to require Telesat to cause the Special Purchaser or Loral to purchase a portion of the shares in Telesat owned by him, or that are issuable to him under Telesat's Management Stock Incentive Plan at the relevant time, in the event that more than 90% of Loral's common stock is acquired by an unaffiliated third party that does not also purchase all of PSP's and its affiliates' interest in Telesat.

The RSU Grant Agreement documents a grant to the Participant of restricted stock units with respect to shares in Telesat and provides for certain rights, obligations and restrictions related to such restricted stock units, which include, among other things:  (x) the possible obligation of the Special Purchaser to purchase the shares in the place of Telesat should Telesat be prohibited by applicable law or under the terms of any credit agreement applicable to Telesat from purchasing such shares, or otherwise default on such purchase obligation, pursuant to the terms of the RSU Grant Agreement; and (y) the obligation of the Special Purchaser to purchase shares upon exercise by Telesat of its call right under Telesat's Management Stock Incentive Plan in the event of the termination of the Participant's employment.

The Grant Agreements further provide that, in the event the Special Purchaser is required to purchase shares, such shares, together with the obligation to pay for such shares, shall be transferred to a subsidiary of the Special Purchaser, which subsidiary shall be wound up into Telesat, with Telesat agreeing to the acquisition of such subsidiary by Telesat from the Special Purchaser for nominal consideration and with the purchase price for the shares being paid by Telesat within ten (10) business days after completion of the winding-up of such subsidiary into Telesat.

The foregoing description of the Grant Agreements is not intended to be complete and is qualified in its entirety by reference to the Grant Agreements, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description
10.1	Grant Agreement, dated as of November 28, 2018, by and among Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Daniel Goldberg ‡
10.2

Award Agreement for Restricted Share Units, dated as of November 28, 2018, by and among Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Daniel Goldberg ‡

10.3	Grant Agreement, dated as of November 28, 2018, by and among Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Daniel Goldberg ‡

‡	Management contract or compensatory plan, contract or arrangement with directors or named executive officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

November 29, 2018	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary